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                                                                     EXHIBIT 4.1

                             CERTIFICATE OF TRUST

                                      OF

                           TORCHMARK CAPITAL TRUST I


          This Certificate of Trust is being duly executed as of July 21, 1999 for the purpose of organizing a business trust pursuant to the Delaware Business Trust Act, 12 Del. C. (S)(S) 3801 et seq. (the "Act").
              ---- --             -- ---

          The undersigned hereby certify as follows:

          1.   Name.  The name of the business trust is Torchmark Capital Trust
               ----
I (the "Trust").

          2.   Delaware Trustee.  The name and business address of the Delaware
               ----------------
resident trustee of the Trust meeting the requirements of Section 3807 of the Act are as follows:

               Bank One Delaware, Inc.
               Three Christiana Center
               201 North Walnut Street
               Wilmington, Delaware  19801

          3.   Effective.  This Certificate of Trust shall be effective
               ---------
immediately upon filing in the Office of the Secretary of State of the State of Delaware.
          4.   Counterparts.  This Certificate of Trust may be executed in one
               ------------
or more counterparts.

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          IN WITNESS WHEREOF, the undersigned, being all of the trustees of the
Trust, have duly executed this Certificate of Trust as of the day and year first above written.

                                        BANK ONE DELAWARE, INC.,
                                        as Delaware Trustee



                                        By: /s/ Sandra L. Caruba
                                            ---------------------------
                                            Name: Sandra L. Caruba
                                            Title: Vice President



                                            /s/ Michael Klyce
                                            ---------------------------
                                            Michael Klyce, as Trustee



                                            /s/ Larry Hutchison
                                            ---------------------------
                                            Larry Hutchison, as Trustee



                                            /s/ Gary Coleman
                                            ---------------------------
                                            Gary Coleman, as Trustee

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